Exhibit 3.61

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DATE: DOCUMENT ID DESCRIPTION FILING EXPED PENALTY CERT COPY

08/29/2005 200524100606 MERGER/DOMESTIC (MER) 125.00 100.00 .00 .00 .00

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM

17 S. HIGH STREET

JADE HINES COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, J. Kenneth Blackwell

1565288

It is hereby certified that the Secretary of State of Ohio has custody of the business records for OHIO HOSPITAL FOR PSYCHIATRY, LLC and, that said business records show the filing and recording of:

Document(s) Document No(s):

MERGER/DOMESTIC 200524100606

THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America

State of Ohio

Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of August, A.D. 2005.

J. Kenneth Blackwell

Ohio Secretary of State

Doc ID g         200524100606

DATE: DOCUMENT ID DESCRIPTION FILING EXPED PENALTY CERT COPY

08/29/2005 200524100606 MERGED OUT OF EXISTENCE (MEX) .00 .00 .00 .00 .00

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM

17 S. HIGH STREET

JADE HINES

COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, J. Kenneth Blackwell

1565287

It is hereby certified that the Secretary of State of Ohio has custody of the business records for RTC OF OHIO, COLUMBUS CAMPUS, LLC and, that said business records show the filing and recording of:

Document(s) Document No(s):

MERGED OUT OF EXISTENCE 200524100606

THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America

State of Ohio

Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of August, A.D. 2005.

J. Kenneth Blackwell

Ohio Secretary of State

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THE SEAL OF THE SECRETARY OF STATE OF OHIO

www.state.oh.us/sos

e-mail: busserv@sos.state.oh.us

Prescribed by: J. Kenneth Blackwell

Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

☐ Yes PO Box 1390

Columbus, OH 43215

*** Requires an additional fee of $100 ***

☐ No PO Box 1329

Columbus, OH 43215

CERTIFICATE OF MERGER

(For Domestic or Foreign, Profit or Non-Profit)

Filing Fee $125.00

(154-MER)

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan, limited liability companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I. SURVIVING ENTITY

A. The name of the entity surviving the merger is:

Health Management & Investment Holdings, LLC

B. Name Change: As a result of this merger, the name of the surviving entity has been changed to the following: Ohio Hospital for Psychiatry, LLC

(Complete only if name of surviving entity is changing through the merger)

C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

☐ Domestic (Ohio) For-Profit Corporation, charter number

☐ Domestic (Ohio) Non-Profit Corporation, charter number

☐ Foreign (Non-Ohio) Corporation incorporated under the laws of the state/country of and licensed to transact business in the State of Ohio under license number

☐ Foreign (Non-Ohio) Corporation incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio.

☒ Domestic (Ohio) Limited Liability Company, with registration number 1565288

☐ Foreign (Non-Ohio) Limited Liability Company organized under the laws of the state/county of and registered to do business in the State of Ohio under registration number

☐ Foreign (Non-Ohio) Limited Liability Company organized under the laws of the state/county of and NOT registered to do business in the State of Ohio.

☐ Domestic (Ohio) Limited Partnership, with registration number

☐ Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

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☐ Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

☐ Domestic (Ohio) Partnership having limited liability, with the registration number

☐ Foreign (Non-Ohio) Partnership having limited liability organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

☐ Foreign (Non-Ohio) Non-Profit incorporation under the laws of the state/county of and licensed to transact business in the state of Ohio under license number

☐ Foreign (Non-Ohio) Non-Profit incorporation under the laws of the state/county of and not licensed to transact business in the state of Ohio.

☐ General partnership not registered with the state of Ohio

II. MERGING ENTITY

The name, charter/license/registration number, type of entity, state/country of incorporation or organization, respectively, of which is the entities merging out of existence are as follows: (if this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entities)

Name / charter, license or registration number State/Country of Organization Type of Entity

RTC of Ohio, Columbus Campus, LLC 1565287 Ohio LLC

III. MERGER AGREEMENT ON FILE

The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

Michael Davis 4525 Harding Road, 2nd Floor

(name) (street) Note: P.O. Box Addresses are NOT acceptable.

Nashville TN 37205

(city, village or township) (state) (zip code)

IV. EFFECTIVE DATE OF MERGER

This merger is to be effective on: (if a date is specified, the date must be a date on or after the date of filing: the effective date of the merger cannot be earlier than the date of filing, if no data is specified, the date of filing will be the effective date of the merger).

V. MERGER AUTHORIZED

The laws of the state or country under which each constituent entity exists, permits this merger.

This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

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VI. STATUTORY AGENT

The name and address of the surviving entity’s statutory agent upon whom any process, notice or demand may be served is:

CT Corporation System 1300 East 9th Street

(name) (street) NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland, Ohio 44114

(city, village or township) (zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct business in the state of Ohio)

VII. ACCEPTANCE OF AGENT

The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

CT Corporation System

Signature of Agent

Assistant Secretary

(The acceptance of agent must be completed by the surviving entities if through this merger the statutory agent has changed, or the named agent differs in any way from the name currently on record with the Secretary of State.)

VIII. STATEMENT OF MERGER

Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity

IX. AMENDMENTS

The articles of incorporation, articles of organization, certificate of limited partnership or registration of partnership having limited liability (circle appropriate term) of the surviving domestic entity have been amended.

☐ Attachments are provided ☒ No Changes

X. QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

A. The listed surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

(name)

(street) NOTE: P.O. Box Addresses are NOT acceptable.

, Ohio

(city, village or township)

(zip code)

The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability falls to designate another agent when required to do so, or if the foreign corporation’s, bank’s, savings bank’s, savings and loan’s, limited liability company’s, limited partnership’s or partnership having limited liability’s license or registration to do business on Ohio expires or is canceled.

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B. The qualifying entity also states as follows: (Complete only if applicable)

1. Foreign Notice Under Section 1703.031

(If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following information must be completed.)

(a.) The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is

(b.) The name(s) of any Trade Name(s) under which the corporation will conduct business:

(c.) The location of the main office (non-Ohio) shall be:

(street, address)

NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) (state) (zip code)

(d.) The principal office location in the state of Ohio shall be:

(street, address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) Ohio (state) (zip code)

(Please note, if there will not be an office in the state of Ohio, please list none.)

(e.) The corporation will exercise the following purpose(s) in the state of Ohio:

(Please provide a brief summary of the business to be conducted; a general clause is not sufficient)

2. Foreign Qualifying Limited Liability Company

(If the qualifying entity is a foreign limited liability company, the following information must be completed.)

(a.) The name of the limited liability company in its state of organization/registration is

(b.) The name under which the limited liability company desires to transact business in Ohio is

(c.) The limited liability company was organized or registered on under the laws of the state/country of

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(d.) The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

(street address)

NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (state) (zip code)

3. Foreign Qualifying Limited Partnership

(If the qualifying entity is a foreign limited partnership, the following information must be completed).

(a.) The name of the limited partnership is

(b.) The limited partnership was formed on

(c.) The address of the office of the limited partnership in its state/country of organization is:

(street address) NOTE: P.O.Box Addresses are NOT acceptable.

(city, township, or village) (county) (state) (zip code)

(d.) The limited partnership’s principal office address is:

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) (state) (zip code)

(e.) The names and business or residence addresses of the General partners of the partnership are as follows:

Name Address

(If insufficient space to cover this Item, please attach a separate sheet listing the general partners and their respective addresses)

(f.) The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) (state) (zip code)

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The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

4. Foreign Qualifying Partnership Having Limited Liability

(a.) The name of the partnership shall be

(b.) Please complete the following appropriate section (either Item b(1) or b(2)):

(1.) The address of the partnership’s principal office in Ohio is:

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

, Ohio

(city, village or township) (zip code)

(If the partnership does not have a principal office in Ohio, then Items b2 must be completed)

(2.) The address of the partnership’s principal office (Non-Ohio):

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (state) (zip code)

(c.) The name and address of a statutory agent for service of process in Ohio is as follows:

(name)

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

, Ohio

(city, village or township) (zip code)

(d.) Please indicate the state or jurisdiction in which the Foreign Limited Liability Partnership has been formed

(e.) The business which the partnership engages in is:

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88/23/2005 18:16 6144447919 CHCAP PAGE 28

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below;

[ILLEGIBLE] RTC of Ohio, Columbus Campus, LLC

(Exact name of entity) (Exact name of entity)

By: By:

Its: Chief Financial Officer & Treasurer Its: Chief Financial Officer & Treasurer

Date: 8/26/05 Date: 8/26/05

(Exact name of entity) (Exact name of entity)

By: By:

Its: Its:

Date: Date:

(Exact name of entity) (Exact name of entity)

By: By:

Its: Its:

Date: Date:

(Exact name of entity) (Exact name of entity)

By: By:

Its: Its:

Date: Date:

(Exact name of entity) (Exact name of entity)

By: By:

Its: Its:

Date: Date:

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